 Exhibit 10.4

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is dated as of September 28, 2010 by and among Keyuan Petrochemicals, Inc., a Nevada corporation, (the “Company”), and Mr. Chunfeng Tao, Mr. Jicun Wang, Mr. Peijun Chen and Mr. Xin Yue (collectively, the “Affiliates”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement (as defined below).

WHEREAS, pursuant to that certain share transfer agreement, dated April 2, 2010, by and between Mr. Lo Kan Kwan, the sole shareholder of Chance Brilliant Holdings Limited, a British Virgin Islands company, and Mr. Peijun Chen (the “Chen Transfer Agreement”), Mr. Kwan granted to Mr. Peijun Chen an option to acquire 50,000 shares, or 100%, of the issued and outstanding ordinary shares of Chance Brilliant Holdings Limited if certain performance targets set forth in the Chen Transfer Agreement are met (the “Chance Brilliant Option”).

WHEREAS, Chance Brilliant Holdings Limited owns approximately 20.5694% of the issued and outstanding ordinary shares of Delight Reward Limited which, in turn, owns 82.7714% or 47,658,000 shares of the issued and outstanding common stock of the Company, after giving effective to the conversion of the 47,658 shares of the Series M preferred stock of the Company (the “Series M Preferred Stock”).

WHEREAS, pursuant to that certain share transfer agreement, dated April 2, 2010, by and between Mr. Brian Pak-Lun Mok, the sole shareholder of Apex Smart Limited, a British Virgin Islands company, and Mr. Chunfeng Tao (the “Tao Transfer Agreement”), Mr. Mok granted to Mr. Chunfeng Tao an option to acquire 50,000 shares, or 100%, of the issued and outstanding ordinary shares of Apex Smart Limited if certain performance targets set forth in the Tao Transfer Agreement are met (the “Apex Smart Option”).

WHEREAS, Apex Smart Limited owns approximately 45.6132% of the issued and outstanding ordinary shares of Delight Reward Limited which, in turn, owns 82.7714% or 47,658,000 shares of the issued and outstanding common stock of the Company, after giving effective to the conversion of the 47,658 shares of the Series M Preferred Stock.

WHEREAS, pursuant to that certain share transfer agreement, dated April 2, 2010, by and between Mr. O Wing Po, the sole shareholder of Best Castle Investments Limited, a British Virgin Islands company, and Mr. Jicun Wang (the “Wang Transfer Agreement”), Mr. Po granted to Mr. Jicun Wang an option to acquire 50,000 shares, or 100%, of the issued and outstanding ordinary shares of Best Castle Investments Limited if certain performance targets set forth in the Wing Transfer Agreement are met (the “Best Castle Option”).

WHEREAS, Best Castle Investments Limited owns approximately 23.2523% of the issued and outstanding ordinary shares of Delight Reward Limited which, in turn, owns 82.7714% or 47,658,000 shares of the issued and outstanding common stock of the Company, after giving effective to the conversion of the 47,658 shares of the Series M Preferred Stock.

WHEREAS, pursuant to those certain share transfer agreements, dated April 2, 2010, by and between Mr. Brian Pak-Lun Mok, the sole shareholder of Harvest Point Limited, a British Virgin Islands company, and Strategic Synergy Limited, a British Virgin Islands company, and Mr. Xin Yue (the “Yue Transfer Agreements”), Mr. Mok granted to Mr. Xin Yue options to acquire 50,000 shares, or 100%, of the issued and outstanding ordinary shares of Harvest Point  Limited and to acquire 50,000 shares, or 100%, of the issued and outstanding ordinary shares of Strategic Synergy Limited, if certain performance targets set forth in the Yue Transfer Agreements are met (the “Harvest Point and Strategic Synergy Options”, and collectively, with the Apex Smart Option, the Best Castle Option and the Chance Brilliant Option, the “Option Agreements”).

WHEREAS, Harvest Point Limited owns approximately 5.3896% and Strategic Synergy Limited owns approximately 5.1755% of the issued and outstanding ordinary shares of Delight Reward Limited which, in turn, owns 82.7714% or 47,658,000 shares of the issued and outstanding common stock of the Company, after giving effective to the conversion of the 47,658 shares of the Series M Preferred Stock.

WHEREAS, upon full exercise of the Option Agreements, the Affiliates will indirectly (through their ownership of Delight Reward Limited) own and control all of the Series M Preferred Stock (the “Lock-Up Shares”).

WHEREAS, the Company intends to consummate a private placement transaction with certain accredited investors, non-US persons, and/or qualified institutional buyers (the “Purchasers”), whereby the Company will issue units (the “Units”), each consisting of (i) ten (10) shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), convertible into ten (10) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a Series C Warrant (the “Series C Warrant”) and Series D Warrant (the “Series D Warrant” and, together with the Series C Warrant, the “Warrants”), with each of the Warrants exercisable to purchase the number of shares of Common Stock equal to fifteen percent (15%) of the aggregate number of shares of Common Stock underlying the Units and underlying the Preferred Shares purchased by each Purchaser (the “Financing Transaction”);

WHEREAS, in connection with the Financing Transaction, the Company entered into a Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among the Company and the Purchasers, and certain other agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the “Transaction Documents”); and

WHEREAS, in order to induce the Company and the Purchasers to enter into the Financing Transaction, the Affiliates have agreed not to sell any of the Lock-Up Shares, except in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. Restriction on Transfer; Term.

(a) The Affiliates hereby agree not to offer, sell, contract to sell, assign, transfer, hypothecate, gift, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (each, a “Transfer”), any of the Lock-Up Shares until the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Commission (the “Lock-Up Period”). The Affiliates further agree that, during the twenty four (24) months immediately following the Lock-Up Period, the Affiliates shall not Transfer more than twenty percent (20%) of the Lock-Up Shares in the aggregate, provided, that the Affiliates may Transfer not more than 0.83333% of the Lock-Up Shares during each calendar month following the Lock-Up Period. Notwithstanding the foregoing, the Affiliates shall be permitted to engage in a Transfer in a private sale of the Lock-Up Shares, provided that such transferee agrees in writing to be bound by and subject to the terms of this Agreement.

(b) Notwithstanding the foregoing, the restrictions set forth in Section 1(a) above shall not apply to (A) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of the Purchasers holding a majority of the Preferred Shares outstanding at such time or (iv) effected pursuant to any exchange of “underwater” options with the Company, and provided further that any such transfer shall not involve a disposition for value; or (B) the acquisition or exercise of any stock option issued pursuant to the Company’s stock option plans, including any exercise effected by the delivery of Common Stock of the Company held by the Affiliates. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this Agreement shall apply to Common Stock acquired in open market transactions.

2. Ownership. During the Lock-Up Period, the Affiliates shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof, except as otherwise provided in the Securities Escrow Agreement with respect to the Escrow Shares (as defined in the Securities Escrow Agreement) whereby any benefits, rights, title or otherwise may be transferred to and inure to the benefit of the Purchasers.

3. Company and Transfer Agent. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement, the Purchase Agreement or any of the other Transaction Documents.

4. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

 Keyuan Petrochemicals, Inc.
Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province, P.R. China 315803
Attention: Chief Executive Officer
Telephone No.: (86) 574-8623-2955
Facsimile No.: (86) 574-8623-2616

with copies (which copies shall not constitute notice to the Company) to:

 Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attn.: Gregg E. Jaclin, Esq.
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

If to any Affiliates,

Attn: [Affiliate]
c/o Keyuan Plastics Co., Ltd.
Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province, P.R. China 315803
Telephone No.: (86) 574-8623-2955
Facsimile No.: (86) 574-8623-2616

or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

5. Amendment. This Agreement may not be modified, changed, supplemented, amended or terminated, nor may any obligations hereunder be waived, except by written instrument signed by each of the parties hereto and the holders of a majority of the Preferred Shares outstanding at such time.

6. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

8. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

9. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

10. Binding Effect  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11. Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

KEYUAN PETROCHEMICALS, INC. By: Chunfeng Tao_____________________________ Name: Chunfeng Tao Title: Chief Executive Officer
AFFILIATES:

CHUNFENG TAO

By:   Chunfeng Tao______________________________

JICUN WANG

By:   Jicun Wang_______________________________

PEIJUN CHEN

By:   Peijun Chen______________________________

XIN YUE

By:   Xin Yue_____________________________